EXHIBIT 10.22


                               SERVICES AGREEMENT


        This Services Agreement (the "Agreement") is entered into by and among PROVIDENT INDEMNITY LIFE INSURANCE COMPANY, a Pennsylvania corporation, and PROVIDENT AMERICAN LIFE AND HEALTH INSURANCE COMPANY, a Pennsylvania corporation (collectively, "Provident"), HEALTHPLAN SERVICES CORPORATION, a Delaware corporation ("HPC") and HEALTHPLAN SERVICES, INC., a Florida corporation ("HPS"), effective as of February 1, 1998 (the "Effective Date").

        WHEREAS, Provident and HPS previously entered into a Services Agreement effective as of July 19, 1996, which has governed the parties' relationship to date and relates to certain business sold through HPS' distribution network (the "First Agreement"); and

        WHEREAS, Provident has developed another block of individual and individually underwritten group association health insurance business, excluding the True Small Group insurance business as hereinafter defined (the "Program") (through its own distribution system of agents, subagents, and managing general agents("MGAs")) which was not previously administered by HPS, and such block includes the same or similar types of health insurance coverage to individuals and group associations as is currently being administered by HPS pursuant to the First Agreement; and

        WHEREAS, Provident desires that HPS assist and otherwise provide administrative and other services to Provident with respect to such block of business and assist Provident in entering the small group market; and

        WHEREAS, HPS desires to perform such services in accordance with the terms of this Agreement, and to assist Provident in entering the small group market by developing small group product and pricing.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Provident and HPS hereby agree as follows:


                                     PART 1


                                   DEFINITIONS

        Capitalized terms used in this Agreement shall have the meanings ascribed to them in EXHIBIT A, which is attached hereto and incorporated herein by reference.


                                     PART 2


                             ADMINISTRATIVE SERVICES


        2.1 PROCESSING APPLICATIONS. HPS shall process applications for coverage under the Policy pursuant to the written guidelines that Provident provides to HPS in accordance with this Agreement.

        2.2 PARTICIPATION DOCUMENTS. HPS shall distribute Participation Documents to Enrollees in accordance with the procedures set forth in PART 4 hereof.

        2.3 Intentionally deleted.

        2.4 CUSTOMER SERVICE. HPS shall maintain a full-time WATTS line on each Business Day (from 8:00 A.M. to 8:00 P.M., Eastern Standard Time, Monday through Thursday, and 8:00 A.M. to 7:00, P.M., Eastern Standard Time, on Fridays), to respond to Provident (including agent access unit), agent and Enrollee requests for information or assistance regarding Premium payments, administration, claims, commissions, and other aspects of the Program, in accordance with procedures reasonably required by Provident.

        2.5 CLAIMS PROCESSING. HPS shall perform the claims services set forth below on behalf of Provident in compliance with the Program and with Provident's claim policy and procedures, as set forth in Appendix 2.10(B) to be mutually agreed upon by the parties, using Provident approved forms:

                      (a) HPS shall receive and correlate all information necessary to confirm eligibility for benefits and determine Program benefits due to Enrollees, and transmit such information to Provident;

                      (b) HPS shall calculate Program benefits and pay Enrollee claims by drafts drawn on a Provident bank account established for that purpose, in accordance with written procedures and controls established by Provident and submitted to HPS;

                      (c) HPS shall maintain claim records necessary for the processing of


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

        claims in a manner reasonably satisfactory to Provident and, at a minimum, compliant with regulatory market conduct standards;

                      (d) HPS shall refer to the group claim department at Provident's home office in Norristown, Pennsylvania, or such other location designated by Provident, any issue relating to claim handling when HPS determines Provident's written claims payment guidelines are not reasonably clear;


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


                      (e) In the event any single claim transaction would result in a benefit draft or drafts exceeding $20,000, HPS shall refer the claim(s) to the claim department of Provident for prior approval; and

                      (f) Provident will make the final determination as to the payment of any claim that is denied in whole or in part by HPS and with respect to which a request for claim review has been made.

        2.6 SPECIAL CLAIMS SERVICES. HPS shall provide the following services (the "Special Claims Services") on behalf of Provident with respect to claims submitted for health care services provided to any Enrollee, to the extent reasonably required by Provident, and in accordance with the policies and procedures reasonably required by Provident and provided to HPS, as set forth in Appendices "A" and "B" and as mutually agreed upon by the parties:

                      (a) identifying certain claims that may be incorrectly billed, using criteria developed by one or more recognized experts in the health care field;

                      (b) investigating, within agreed upon parameters, certain of such potentially incorrect claims and adjusting such claims if appropriate;

                      (c) identifying potentially fraudulent practices and referring such practices to Provident and other parties designated by Provident; and

                      (d) identifying providers that may have improperly billed for services, or participated in overutilization of services, and implementing procedures to monitor such providers' future billing and utilization practices.

                      (e) providing persons to testify as witnesses in litigation involving the Program, at Provident's cost and expense.

        2.7 GENERALLY ACCEPTED CLINICAL STANDARDS. To the extent reasonably required by Provident, HPS shall utilize Generally Accepted Clinical Standards in performing services pursuant to this Part 2. For purposes of this Agreement, "Generally Accepted Clinical Standards" shall mean standards of clinical practice regarding inpatient and outpatient utilization of health care services, as assessed by one or more recognized experts in the health care field.

        2.8 NO INCENTIVE PAYMENT. HPS agrees that it shall not enter into any incentive payment agreement with a provider of health services that is based on reduction of services or the charges thereof, reduction of length of stay, or utilization of alternative treatment settings to reduce the amount of necessary or appropriate medical care.


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        2.9 LOSS RATIO MANAGEMENT ADVISORY SERVICES. Provident agrees that HPS shall participate in its loss ratio management analysis during the first sixty
(60) months of the term of the Agreement, including but not limited to those decisions relating to new business, in force rate adjustments, and plan modifications. In that regard, Provident shall inform HPS of all decisions to be made within 10 days prior to the proposed decision date, give HPS reasonable access to relevant information connected with such decision, and give HPS a reasonable opportunity to provide input.

        2.10 PERFORMANCE STANDARDS. HPS shall perform its services hereunder pursuant to the performance standards (the "Performance Standards") set forth in Appendices 2.10(A), (B) and (C) attached hereto and incorporated herein by reference. The performance standards fall into three categories:

                        (i) Those where Provident suffers indirectly when HPS does not meet the Performance Standards set forth in Appendix 2.10(A) hereto ("Quality of Service Standards");

                       (ii) Those where Provident suffers directly as a result of HPS not implementing/executing the Performance Standards set forth in Appendix 2.10(B) hereto ("Policy/Procedure Standards"); and

                      (iii) Those where Provident suffers indirectly when HPS does not meet Performance Standards set forth in Appendix 2.10(C) hereto ("Data Warehouse Standards").

        The following penalties shall apply for non-compliance with the above Performance Standards:

                      (a) $10,000 per infraction, to a maximum of $85,000 per month (on a prorata basis depending upon when in the month following the 60-day cure period that such infraction is cured) and $360,000 per year for any "Quality of Service Standard" or any Data Warehouse Standard" violations unremedied for more than 60 days after the date Provident notifies HPS of such violation in writing.

                      (b) Any and all losses, damagesand costs in excess of $20,000 per claim, for any "Policy/Procedure Standard" violation; and

                      (c) Provident may terminate this Agreement and receive liquidated damages equal to 200% of the "direct costs" referred to in
        Section 17.8 hereof, for any "Quality of Service Standards" or any "Data Warehouse Standard" violation which is unremedied for more than 120 days after the date Provident notifies HPS of the violation in writing.


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

        All penalties assessed herein shall be paid to Provident on the 15th day of the month following the later of receipt of notice of violation or the end of the applicable cure period, and the amount shall be calculated back to the end of the applicable cure period.

        The parties hereto agree that drafts of Appendices 2.10(A), (B) and (C) as of the date of this Agreement shall be finalized within four (4) weeks of the date of this Agreement. Such finalized Appendices shall be mutually agreed upon and shall include, at a minimum, information on the drafts as of the date of this Agreement. In the event that the parties cannot agree within four (4) weeks of the date of this Agreement as to the form of Appendices 2.10 (A), (B), and
(C), the draft forms attached hereto shall be applicable until agreement is reached.

        2.11 DATA WAREHOUSE REQUIREMENTS. HPS agrees to comply with the data warehouse requirements set forth in Appendix "2.10(C)" hereto.


                                     PART 3

                          MARKETING ASSISTANCE SERVICES

        3.1 MARKETING. Provident shall be responsible for all marketing services and materials provided hereunder.


                                     PART 4

                             PARTICIPATION DOCUMENTS

        4.1 PREPARATION AND DISTRIBUTION OF PARTICIPATION DOCUMENTS. Provident shall prepare, at its own cost, the layout, design, and copy of all Certificates, booklets, identification cards, and other written documents relating to participation in the Program to be delivered to any Agent and/or Enrollee (each a "Participation Document"). HPS shall distribute and pay the cost of the distribution of the Participation Documents to Agents and/or Enrollees as reasonably required by Provident, in accordance with a schedule to be mutually agreed upon by the Parties.

        4.2 PRINTING/DELIVERY. To the extent reasonably required by Provident, HPS shall arrange for the printing of all or part of the Participation Documents. In the event that Provident requires such printing service, then Provident shall deliver to HPS a camera-ready copy of the prototype of such Participation Documents, and a copy stored on a 3 1/2" standard computer diskette in an American standard code for information interchange, at least


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

twenty-five (25) Business Days before the first date on which HPS is required to distribute such Participation Documents pursuant to Section 4.1 above. HPS shall arrange for the printing of such Participation Documents, and HPS shall be responsible for the cost of such printing. In the event that Provident does not require HPS to arrange for printing any Participation Documents, then Provident shall make deliveries to HPS, on a schedule to be mutually agreed upon by the Parties, of sufficient Participation Documents to allow HPS to maintain a three-month supply of such Documents.


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


        4.3 DISTRIBUTION. HPS shall promptly distribute the Participation Documents in accordance with this Part 4 at no cost to Provident.
Notwithstanding the foregoing, if a change in any Participation Documents results in a redistribution of such Participation Documents, then Provident shall reimburse HPS for the total postage and other direct costs associated with such redistribution, except to the extent that the change is required as a result of an error that is solely the responsibility of HPS.

        4.4 VENDOR MATERIALS. Notwithstanding anything contained in this Part 4 to the contrary, Provident shall be responsible for procuring all vendor materials, including but not limited to PPO directories, managed care cards (other than policy issue I.D. cards which are the responsibility of HPS and shall be at HPS's cost), pharmaceutical cards, and other vendor cards and materials. HPS shall be responsible for mailing all vendor materials and the mailing cost.


                                     PART 5

                   PREMIUM COLLECTION AND COMMISSION PAYMENTS


        5.1 BILLING AND COMMISSION PAYMENTS. On behalf of Provident, HPS, at its cost, shall bill each Enrollee for Premium amounts and other amounts owed by such Enrollee to Provident, calculate commissions to agents, prepare and distribute commission statements, and distribute commissions to agents (funded by Provident), in accordance with Provident's policy and procedure, subject to mutual agreement (as previously referred to).

        5.2 RECEIPT OF PREMIUM PAYMENTS. On behalf of Provident, HPS shall receive and credit all Premium payments and other payments made by Enrollees, and shall make all cash adjustments for Premium refunds and other required cash transfers with respect to such payments, in accordance with Provident's policy and procedure. Any Premium payments that are received by HPS shall be deemed to have been received by Provident, but the payment of return Premium amounts by Provident to HPS shall not be deemed payment to an insured or claimant until such payment is received by such insured or claimant. Nothing in this Section
5.2 shall limit any right of Provident against HPS resulting from HPS' failure to make payments to Provident or to any insured claimant.

        5.3 REMITTANCE. HPS shall immediately deposit each Premium payment or other payment it receives from an Enrollee into a separate custodian account in trust for Provident (the "Custodial Account") at First Union National Bank, or at such other financial institution as the parties may agree. The parties agree that funds flowing in and out of the Custodial Account shall be limited as follows:


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

                      (a) On or before the seventh (7th) calendar day of each month (or if the seventh (7th) falls on a day other than a Business Day, then on the first Business Day thereafter), HPS shall initiate, with Provident's joint signature, the transfer by Automated Clearing House Transfer ("ACH") to an account designated by HPS an amount equal to the Remittance Due. The term "Remittance Due" shall be an amount equal to the HPS compensation for the prior month, commissions paid during the prior month, all investment earnings generated by the Custodial Account and other reimbursable items that may include, but not be limited to, premium refunds, attending physician statements, PPO Directories, and third party vendor payments, all such amounts may be estimated as necessary with an adjustment in the following month for any over payment or under payment.

                      (b) On or before the fifteenth (15th) calendar day of each month (or if the fifteenth (15th) falls on a day other than a Business Day, then on the first Business Day thereafter), HPS shall initiate, with Provident's joint signature, the transfer by ACH to an account designated by Provident an amount equal to all premiums deposited in the Custodial Account during the prior month, minus the Remittance Due (as described in Section 5.3(a) above).

                      (c) The Parties agree that the foregoing procedures must be reflected in an appropriate agreement with First Union National Bank or such other financial institution as the Parties may agree, the Parties will use their best efforts to promptly complete such agreement, it being understood that the account shall require an authorized signature from both HPS and Provident, with such signatures to not be unreasonably withheld, in order to make any withdrawals from the account. In the event that on or after the fifteenth, HPS refuses to authorize the withdrawal within forty-eight (48) hours after written notice thereof by Provident, Provident may independently initiate withdrawals from the Custodial Account provided that such withdrawals do not reduce the balance of the Custodial Account below $12,000,000, it being understood that the distribution of funds in excess of $12,000,000 of Collected Funds in any one month shall be subject to the sole signatory of Provident.

        5.4 RECONCILIATION. On or before the seventh calendar day of each month (or, if the seventh falls on a day other than a Business Day, then on the first Business Day thereafter), HPS shall deliver to Provident a reconciliation report of the Custodial Account for the previous month (the "Reconciliation Report"), which Reconciliation Report shall set forth (i) the total amount of Premium and other payments deposited into the Custodial Account during such month, as adjusted for Premium refunds and other required cash transfers with respect to such Premium payments (the "Collected Funds"), and (ii) the Remittance Due.

        5.5 REPORTS. Subject to the terms of Section 3.4 above, HPS shall provide Provident with such reports regarding Premium billing and remittance as are reasonably required by Provident, in a format and on a timetable to be mutually agreed upon by the Parties. HPS shall maintain records of cash receipts and disbursements relating to HPS'


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

performance of services under the Program, as required by laws and regulations applicable to third party administrators.


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        5.6 DEPOSITS. Any Premium payment received from an individual prior to the final coverage determination with respect to such individual (any "Deposit") shall not at that time be deemed to be a "Premium" for purposes of this Section 5 or any other provision of this Agreement. As reasonably required by Provident, HPS shall place each individual's Deposit in the Custodial Account until such individual is accepted for coverage under the Policy in accordance with the terms of this Agreement, at which time the Deposit will be deemed to be a "Premium" for purposes of this Agreement. In the event that such individual is not accepted for coverage under the Policy, then HPS shall return the Deposit to such individual in accordance with procedures reasonably required by Provident.


                                     PART 6

                                     RECORDS

        6.1 RECORD RETENTION; DATA. During the term of this Agreement and for a period of seven (7) years after termination hereof, HPS shall maintain at its principal administrative office, in original form or on electronic media, adequate books and records of all transactions between HPS, Provident, and Enrollees (the "Records"), in accordance with all rules and regulations of regulatory authorities applicable to third party administrators (including but not limited to state laws requiring that HPS provide state officials with access to such books and records). HPS and Provident may use the data recorded on such Records for any purpose, subject to the provisions of this Agreement and Applicable Law (including laws protecting confidential Enrollee information). HPS shall retain full ownership rights over all compilations, analyses, and reports generated by HPS, as well as all proprietary technology, software, and other data utilized by HPS in the performance of its obligations under this Agreement. Such ownership rights shall include, but are not limited to, all rights associated with publication, trade secrets, copyrights, trademarks, and patents.

        6.2 PROVIDENT ACCESS. Provident is the legal owner of the Records and retains the right to continuing access to the Records needed by Provident to fulfill all its obligations to Enrollees, subject to the terms of this Agreement, Applicable Law, and laws, rules, and regulations applicable to third party administrators. All Records maintained by HPS hereunder shall be used by HPS solely for the day-to-day operational purposes contemplated by this Agreement and shall be made available to Provident during normal business hours of any Business Day for review, inspection, examination, and, reproduction, provided that Provident provides HPS with reasonable notice of its intention to inspect the Records, and provided that Provident reimburses HPS for HPS' reasonable cost of reproduction. If HPS is required to disclose any of such Records to any third party pursuant to Applicable Law or any law, rule or regulation applicable to third party administrators, such disclosure shall be at the expense of Provident. Upon termination of this Agreement, as reasonably required by Provident and at Provident's expense, HPS shall transfer the Records within a reasonable time after termination.


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HPS may retain at its discretion copies of all or a portion of the Records, subject to the terms of this Agreement. Upon the reasonable request of Provident, and at Provident's expense, HPS shall destroy all or part of the records, except to the extent prohibited by applicable law.


                                     PART 7

                        OTHER PROVIDENT RESPONSIBILITIES

        7.1 NOTICE OF CHANGES. Provident shall notify HPS of any change in benefits, rates, forms, commission schedules, or other aspects of the Program:
(i) at least ninety (90) calendar days (or up to 12 months in the event Provident's proposed changes fundamentally alter the Program) before the date on which Provident requires HPS to include such change in renewals or proposals issued in accordance with Section 3.1 above; and (ii) at least thirty (30) Business Days before Provident requires that HPS notify Enrollees of such change (whether or not such notice is required by Applicable Law). In the event that Provident does not provide HPS with notice as required in the previous sentence with respect to any rate change, then the rates that were applicable before such change shall apply. The provisions of this Section 7.1 shall not limit any other remedies that may be available to HPS in the event that Provident fails to comply with the terms hereof.

        7.2           Intentionally deleted.

        7.3 PROVIDENT AGENTS. Notwithstanding anything contained herein to the contrary, Provident shall be responsible for all interface and relationship management for both sales and service with respect to the agents, subagents, and MGAs identified by Provident in its list of Agents and subagents. Provident shall also be financially responsible for paying all Agents' commissions payable in connection herewith and which are distributed by HPS.

        7.4 ATTENDING PHYSICIAN FEES. Provident shall be responsible for and pay all attending physician fees incurred in connection with the underwriting process.

        7.5 MISCELLANEOUS. Provident shall be responsible for all PPO network contracting, managed care contracting, vendor fees, agent appointment fees, and all other fees except for third party administrator licensing fees.

        7.6 PROVIDENT ENTERING SMALL GROUP BUSINESS. During 1998, provided HPS provides assistance in developing the True Small Group market, Provident shall, with the assistance of HPS, use its best efforts to enter the True Small Group market, and HPS shall serve as the exclusive administrator of such business on such terms as the Parties hereto may mutually agree. The exclusivity herein provided shall become non-exclusive if after ninety (90) days' written notice by Provident, HPS shall not agree to provide the service, product


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design and distribution of products in the True Small Group market.


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        7.7 QUARTERLY MEETINGS. At HPS's request, the Chairman and CEO of
Provident agree to be available to meet quarterly with HPS to discuss the business being transacted pursuant to this Agreement, future direction, and profitability.


                                     PART 8

                                      AUDIT

        Provident shall have the right to audit the books and accounts of HPS relating to all transactions subject to this Agreement, in accordance with Applicable Law and subject to the terms of this Agreement. Such audits shall be conducted in a reasonable manner.


                                     PART 9

                                  UNDERWRITING

        HPS shall perform underwriting services as requested by Provident. Provident expressly retains sole authority to establish underwriting rules for approval of applicants for coverage under the Program. The establishment of such rules shall be solely within the discretion of Provident and will be contained in written underwriting rules provided to HPS. HPS shall have authority to implement and apply Provident's underwriting guidelines but may not modify any term or condition of any Certificate or waive any provision thereof except to the extent required by Provident. HPS shall refer any questions regarding implementation of Provident's underwriting guidelines to Provident. Provident shall provide designated HPS employees with sufficient training with respect to the Provident underwriting guidelines. Such training shall include but not be limited to (i) at least five (5) Business Days of training at HPS offices by a senior Provident underwriter prior to the date on which HPS begins underwriting the Program, (ii) during the first six (6) months after HPS begins underwriting under the Program, monthly training sessions at HPS offices by senior Provident underwriters, and (iii) annual training sessions at HPS offices by senior Provident underwriters. On sixty (60) days advance written notice to HPS, Provident may assume responsibility for underwriting (with a corresponding reduction in the Additional Service Fees).


                                     PART 10

                                   ADVERTISING

        10.1 ADVERTISING MATERIALS. HPS shall not use any written or oral advertisement that bears Provident's name unless HPS has obtained Provident's prior written approval of


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such advertisement. To the extent required by Applicable Law, HPS shall keep a file of all advertisements used by HPS in the performance of its obligations hereunder.


                                     PART 11

                                  COMPENSATION

        11.1 SERVICE FEE. As compensation to HPS for the services that HPS provides hereunder, and in addition to the other amounts to be paid by Provident to HPS hereunder, HPS shall retain as a service fee (the "Service Fee," specifically defined to include both a Base Service Fee and an Additional Service Fee) a portion of each Premium payment it receives pursuant to Section 5 hereof. The Service Fee shall be calculated in accordance with the terms of Exhibit B attached hereto. Notwithstanding anything contained herein to the contrary, HPS agrees that it shall not price its services for Provident at a rate any greater than fees charged by HPS to any other carrier for similar services, regardless of scale.

        11.2 HPS ADMINISTRATION FEES. To the extent permitted by Applicable Law, and approved by Provident, HPS may charge each Enrollee late fees, insufficient funds fees, and other penalty charges associated with the Premium amounts to be received by HPS in accordance with this Agreement and Applicable Law. Fees collected by HPS pursuant to this Section 11.2 will be deposited in the Custodial Account.


                                     PART 12

                             RELATIONSHIP OF PARTIES

        12.1 CONTRACTUAL RELATIONSHIP. The only relationships between HPS and Provident are the contractual relationships referred to in this Agreement. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee or principal and agent, or to create a partnership or joint venture relationship, between Provident and HPS. Each Party's authority shall be limited to that which is expressly stated in this Agreement. Except as specifically provided elsewhere in this Agreement, neither Party shall exercise any control over the hours, office location, rentals, or employees of the other.

        12.2 SUBCONTRACTS. HPS may subcontract for the performance of services which HPS is to provide hereunder; provided, however, that HPS will not, without Provident's prior written consent, subcontract, except to a Corporate Affiliate of HPS, for the performance of any services hereunder requiring direct contact with Enrollees.

        12.3 CHANGES IN OBLIGATIONS. In the event that any mandate of a regulatory body


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having jurisdiction over the Parties hereto, any Applicable Law (as defined in
Exhibit A hereto), any law or regulation applicable to the parties hereto or the transactions herein contemplated, or any change in the Program results in a material change in the nature or financial impact of either Party's obligations or compensation hereunder ("Material Change"), then such Party may provide the other Party with notice of such Material Change, and the Parties shall negotiate in good faith an amendment to this Agreement that shall set forth the terms under which the Parties shall perform such new obligations. In the event that the Parties cannot reach agreement on an amendment to this Agreement within thirty (30) calendar days after the delivery of a Material Change notice pursuant to this Section 12.3, then either Party may terminate this Agreement in accordance with Section 17.4 below.

        12.4 AMENDMENT OF AGREEMENT. In the event that any mandate of a regulatory body having jurisdiction over the Parties hereto, any Applicable Law, or any law or regulation applicable to the parties hereto or the transactions herein contemplated, requires the Parties to amend this Agreement, then the Parties shall negotiate in good faith to amend this Agreement in order to comply with such law or regulation. In the event that the Parties cannot reach agreement with respect to an amendment of this Agreement pursuant to this
Section 12.4, then either Party may terminate this Agreement pursuant to Section
17.5 below.

        12.5 HPS SALES OF INDIVIDUAL GROUP ASSOCIATION PRODUCTS. For a period of one (1) year from the Effective Date of the Agreement (and during the remaining term of this Agreement, provided the annualized premium administered by HPS for Provident exceeds $65,000,000 and does not fall below such amount for two consecutive quarters), HPS agrees not to sell any individual or group association health insurance products on behalf of payors other than Provident if such products directly compete with the individual products sold by Provident in connection herewith. Individual or group association products do not include True Small Group which, by definition, may include individuals. Notwithstanding anything contained herein to the contrary, this Section 12.5 shall not apply with respect to any HMO health care product HPS currently sells, markets, or distributes, or wishes to sell, market, or distribute in the future, or to the extent that:

               (a) HPS desires to sell, market, or distribute an individual or group association health insurance product in a state in which Provident is either not licensed to conduct business or is not willing to conduct business;

               (b) Provident (or another fronting carrier acceptable to HPS, in its sole and absolute discretion) does not meet specifications for a particular health insurance product offering designed by a non-carrier which HPS desires to sell, market, or distribute directly to the consumer, without the involvement of independent agents and/or brokers (because, for example, of Provident's A.M. Best rating);

               (c) HPS desires to sell, market, or distribute an individual or group


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        association health insurance product for or on behalf of any of its current customers, for which HPS currently sells individual or group association health insurance products; or


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               (d) HPS has asked Provident to supply an individual or group association health insurance product in connection with a marketing opportunity which will not involve any independent MGAs, and Provident either declines or fails to make the product available within a reasonable time frame.

Further, HPS may perform any and all administration, risk management, and other back office services for any and all carriers, whether or not such carriers currently have a business relationship with HPS.

        12.6 OTHER VENDORS. Provident shall not engage a third party administrator other than HPS for the services and Program which are the subject of this Agreement for the term of this Agreement.

        12.7 FIRST AGREEMENT AMENDMENTS. The parties hereto agree to negotiate, in good faith, an amendment to the First Agreement, only with regard to Part 5, Premium Collection and Commission Reports, and adjustments that may be necessary to compensate HPS in connection therewith.


                                     PART 13

                            COMPLAINTS AND LITIGATION

        13.1 NOTICE OF REGULATORY ACTION. Each Party shall promptly notify the other Party of any complaint to or from any federal or state regulatory agency of which such Party becomes aware in connection with any transaction covered by this Agreement. In the event that HPS receives a complaint letter from any state insurance department, then HPS shall forward such complaint letter, together with its file and a detailed report on the matter, to Provident promptly by express delivery.

        13.2 NOTICE OF LITIGATION. Each Party shall promptly notify the other Party of any litigation or attorney's letter threatening litigation of which such Party becomes aware in connection with any transaction covered by this Agreement. Each Party shall forward to the other Party promptly by express mail any summons or complaint received by such Party in connection with any matter covered by this Agreement.

        13.3 DEFENSE COSTS. Except as provided in Part 14 below, each Party hereto shall be responsible at its own expense for defending itself in any litigation brought against it, whether or not the other Party hereto is also a defendant, arising out of any aspect of activities engaged in connection with this Agreement.

                                     PART 14

                          INDEMNIFICATION AND INSURANCE

        14.1 HPS INDEMNIFICATION OF PROVIDENT. Except as set forth in Section
14.2 below, and as provided in Section 2.10, HPS agrees to indemnify and hold harmless Provident, and its parents, subsidiaries, affiliates, officers, agents, and employees, from and against any and all losses, costs, claims, demands, and damages, including but not limited to attorneys' fees, arising out of or caused by any act or omission which is an intentional breach of this Agreement, or proven gross negligence, proven fraudulent conduct, or embezzlement of HPS, its officers, agents, or employees.

        14.2 PROVIDENT INDEMNIFICATION OF HPS. Except as set forth in Section
14.1 above, Provident agrees to indemnify and hold harmless HPS, and its parents, subsidiaries, affiliates, officers, agents, and employees, from and against any and all losses, costs, claims, demands, and damages, including but not limited to attorneys' fees, arising out of or caused by:

                      (a) any act done by Provident, or any omission by Provident, in connection with the carrying out or performance of its obligations in connection with the Program or this Agreement, or any action or inaction by HPS that was taken or not taken at the direction or request of Provident (or in accordance with Provident's underwriting, administration, and claims guidelines, rules, policies, or procedures as set forth herein); and

                      (b) intentional breach of this Agreement, proven gross negligence, proven fraudulent conduct or embezzlement attributable to Provident, its officers, agents, or employees.

        14.3 INSURANCE. During the term of this Agreement HPS shall maintain, at HPS expense, insurance in effect that covers loss by reason of acts of fraud or dishonesty, fidelity and errors and omissions. Such insurance shall be in an amount of no less than $2,000,000 and shall list Provident as a named insured to the extent of its interest therein. HPS shall cause the issuer of each insurance policy to deliver to Provident evidence of the existence of such policy and shall require the insurer to give Provident thirty (30) calendar days written notice prior to cancellation of, or any material change in, the policy. HPS shall provide Provident with prompt notice of any such change. The Parties hereto acknowledge that pursuant to that certain HPC Executive Protection Policy (#8142-20-00), specifically Section 12 thereof, HPC, as the first named insured therein has various rights and is subject to certain restrictions contained therein. Any losses or other payments received by HPC thereunder, to the extent of Provident's interest therein, shall be forwarded to Provident by HPC within five (5) days of receipt by HPC.

                                     PART 15

                         REGULATORY AND OTHER LIABILITY

        15.1 HPS WARRANTIES, REPRESENTATIONS, AND COMPLIANCE. In the conduct of its business and the performance of its obligations under this Agreement, HPS
(a) warrants and represents to Provident that it is in compliance with, and shall continue to comply with, all Applicable Law, all applicable statutes, ordinances, rules, and regulations of any and all federal, state, and municipal regulatory authorities specifically applicable to third party administrators (including but not limited to applicable bond requirements). Except as otherwise specifically provided in this Agreement, HPS shall be solely responsible for, and, shall comply with all Applicable Law with respect to the services it is performing hereunder. Where required by state law or regulation, HPS shall hold a certificate of registration as a third party administrator issued by the Department of Insurance or other regulatory body. To the extent required by (and in accordance with the requirements of) laws applicable to third party administrators, HPS shall provide written notice to Enrollees of the terms of this Agreement. At Provident's reasonable request, HPS shall provide Provident with any HPS records evidencing compliance with third party administrator regulations; and (b) warrants to Provident that (i) HPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and (ii) this Agreement constitutes a valid and binding obligation of HPC and HPS enforceable against HPC and HPS in accordance with its terms. The undersigned officers have the full power and authority to execute and deliver this Agreement and perform the obligations of HPS hereunder, and no further action or authorization is necessary on the part of HPS or the undersigned officers in order to consummate the transaction herein contemplated.

        15.2 PROVIDENT WARRANTIES, REPRESENTATIONS, AND COMPLIANCE. In the conduct of its business and the performance of its obligations under this Agreement, Provident (a) warrants and represents to HPS that it is in compliance with, and shall continue to comply with, all Applicable Law, all statutes, ordinances, rules and regulations of any and all federal, state, and municipal regulatory authorities. Except as otherwise specifically provided in this Agreement, Provident shall be solely responsible for, and shall comply with all Applicable Law with respect to, all aspects of the design and implementation of the Program, including but not limited to (i) Agent appointment and licensure (including all fees associated therewith), (ii) underwriting criteria and coverage determinations, (iii) the disposition of Premium amounts prior to final coverage determinations, (iv) the rights or obligations to Enrollees, (v) the scope of benefits under the Certificates, (vi) Premium rates, and (vii) the content of the Policy, the Materials, Participation Documents, group contracts, and Certificates. At HPS' reasonable request Provident shall provide HPS with written guidelines setting forth procedures applicable to these matters. Provident shall notify HPS of any Provident obligation under Applicable Law that HPS is required to perform on behalf of Provident in accordance with this Agreement; and (b) warrants to HPS that (i) each of Provident American Corporation and Provident American

Life and Health Insurance Company are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) this Agreement constitutes a valid and binding obligation against each of them enforceable against each of them in accordance with its terms. The undersigned officers have the full power and authority to execute and deliver this Agreement and perform the obligations of hereunder, and no further action or authorization is necessary on the part of either of them or the undersigned officers in order to consummate the transaction herein contemplated, and (iii) PILIC is the owner of 100% of the issued and outstanding shares of the capital stock of PALHIC.


                                     PART 16

                    CONFIDENTIAL AND PROPRIETARY INFORMATION

        16.1 CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" of a Party shall mean any confidential and/or proprietary information belonging to such Party, including but not limited to information concerning (i) the terms of this Agreement and discussions of the matters described herein, and (ii) the business and operations of such Party, such as all information regarding Participating Agents, the costs to each Party of performing its obligations under this Agreement, insureds, Agents, policyholders, products, Agent lists, distribution strategies, loss ratio information, and marketing programs, and information regarding Provident insureds, including Enrollees. Notwithstanding the foregoing, "Confidential Information" shall not include:

                      (a) information that, at the time of disclosure to the Party receiving the information (the "Receiving Party"), is in the public domain;

                      (b) information that, after disclosure, is published or otherwise becomes part of the public domain through no fault of the Receiving Party;

                      (c) information that was in the Receiving Party's possession or the possession of an affiliate of the Receiving Party at the time of disclosure to the Receiving Party;

                      (d) information that is received by the Receiving Party in good faith from an independent source that has no duty of nondisclosure with respect to the information (or, if such source does have a duty of nondisclosure, the Receiving Party was unaware of or had no reasonable basis for knowing of such duty); or

                      (e) information that a Party is required by Applicable Law to disclose to a third party, to the extent of such disclosure.

        16.2 PROTECTION OF CONFIDENTIAL INFORMATION. Except as otherwise specifically provided in this Agreement or as otherwise required by Applicable Law, each Party (a) shall hold in confidence any and all Confidential Information which belongs to the other Party and shall take such precautions with respect to such Confidential Information as it normally takes with its own confidential and/or proprietary information, and (b) shall not use the Confidential Information of the other Party (including any information relating to Agents or Enrollees) for any purpose other than the performance of its obligations under this Agreement. In particular, HPS agrees that it shall not disseminate or utilize Provident's database of MGAs, Agents or subagents (although Provident expressly acknowledges that HPS may currently use the services of certain individuals contained on such databases, and nothing herein shall prohibit HPS from continuing to use such individuals, it being the objective of this provision to prevent HPS' dissemination or use of "the database," (particularly in a manner which competes with Provident's distribution) not HPS' use of specific individuals named therein).

        16.3 JUDICIAL PROCEEDINGS. Each Party shall endeavor to keep and assist the other Party's keeping the Confidential Information confidential in judicial or administrative hearings or proceedings, and shall provide assistance in obtaining confidential treatment under applicable laws, statutes, or regulations. If a Party finds it necessary to disclose any Confidential Information in any such judicial or administrative hearing or proceeding, the Party shall immediately notify the other Party and shall attempt to disclose such Confidential Information "in camera" or subject to "protective order" or on some other non-public basis.

        16.4 ENROLLEE INFORMATION. HPS shall not supply information regarding any Enrollee to any Party that is not affiliated with HPS or Provident, except as may be required by this Agreement or Applicable Law, or as permitted in writing by such Enrollee.


                                     PART 17

                              TERM AND TERMINATION

        17.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue in effect until December 31, 2002 unless terminated in accordance with the provisions of this Part 17. The term shall automatically renew for successive one (1) year terms unless either Party provides the other with 180 days advance written notice of its intent not to renew.

        17.2 Intentionally deleted.

        17.3 TERMINATION FOR CAUSE. In the event that a Termination Event has occurred with respect to a Party (the "Defaulting Party"), then the other Party may terminate this Agreement upon thirty (30) calendar days written notice to the Defaulting Party. Such notice shall be given within a reasonable time after the occurrence of the Termination Event, and shall describe such Termination Event in reasonable detail. For purposes of this Agreement, the occurrence of any of the events specified below in this Section 17.3 shall constitute a "Termination Event" with respect to a Party.

                      (a) BREACH OF AGREEMENT. A Termination Event shall be deemed to occur with respect to a Party if such Party breaches this Agreement, and the Breach continues for a period of sixty (60) calendar days after such Party receives written notice of the Breach from the other Party. Notwithstanding the foregoing, if such Breach is not reasonably susceptible to correction within such sixty-day period, then a Termination Event shall not be deemed to have occurred if the Party in Breach commences and diligently pursues corrective action within such sixty-day period, and the Breach is cured within a reasonable time thereafter.

                      (b) DISSOLUTION; INSOLVENCY. A Termination Event shall be deemed to occur with respect to a Party upon the occurrence of any of the following:

                               (i) the entry of a decree or order for relief of
               such Party by a court of competent jurisdiction in any involuntary case involving such Party under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or the filing with respect to such Party of a petition in any such involuntary bankruptcy or similar case, which petition remains undismissed for a period of ninety (90) calendar days;

                              (ii) the appointment of a receiver for such Party
               or substantially all the assets of such Party; or

                              (iii) the commencement by such Party of a
               voluntary case under any bankruptcy or insolvency law (or other similar law now or hereafter in effect), or the dissolution of the business and operations of such Party necessary for such Party to perform its obligations hereunder.

        17.4 TERMINATION UPON MATERIAL CHANGE. In the event that a Material Change Termination Event has occurred, then either Party may terminate this Agreement upon thirty (30) calendar days written notice to the other Party. For purposes of this Agreement, a "Material Change Termination Event" shall be deemed to have occurred if the Parties have been unable to negotiate an amendment to this Agreement within thirty (30) calendar days after delivery of a Material Change notice pursuant to Section 12.3 above.

        17.5 TERMINATION UPON FAILURE TO AGREE. In the event that the Parties are unable to reach agreement with respect to an amendment of this Agreement in accordance with Section

12.4 above, then either Party may terminate this Agreement upon thirty (30) calendar days notice to the other Party, unless the Parties reach agreement with respect to such amendment within the thirty-day notice period.

        17.6 SUSPENSION OF UNDERWRITING AUTHORITY. To the extent required by law, Provident shall have the right to suspend the underwriting authority of HPS during the pendency of any dispute between the Parties regarding the cause for termination of this Agreement. Provident shall fulfill all of Provident's lawful obligations with respect to the Enrollees, regardless of any dispute between Provident and HPS, and HPS shall cooperate with Provident in this regard.

        17.7 NOTICE TO STATE REGULATORS. Provident shall provide the Director of Insurance of the State of Arizona with fifteen (15) calendar days prior written notice of termination or cancellation or any other change in this Agreement.

        17.8 REMEDIES OF PROVIDENT. Except as set forth in Section 2.10 and
Section 14.1 hereof, Provident shall not, and hereby waives any right to, pursue any right or remedy at law or equity to recover any losses, costs, claims, demands, damages, or attorneys' fees arising out of or caused by (i) any Breach (other than an intentional Breach or as a result of gross negligence or fraud) of this Agreement or any other Termination Event relating to HPS' performance of services pursuant to this Agreement, (ii) any Material Change, or (iii) any other occurrence relating to HPS' performance of services pursuant to this Agreement. The rights and remedies available to Provident pursuant to Part 14 and Section 2.10 of this Agreement shall be the sole rights and remedies available to Provident with respect to any losses, costs, claims, damages, or attorneys fees arising out of this Agreement. Notwithstanding the foregoing, Provident does not waive its rights to pursue the remedies available to it in law or equity for an intentional Breach of this Agreement by HPS, gross negligence, or proven fraud, or as a named insured under the insurance policy or policies required to be provided pursuant to Section 14.3 hereof.

        17.9 REMEDIES OF HPS. Except with regard to remedies available under
Section 11.1 and as set forth in Section 14.2 hereof, HPS shall not, and hereby waives any right to, pursue any right or remedy at law or equity to recover any losses, costs, claims, demands, damages, or attorneys' fees arising out of or caused by (i) any Breach (other than an intentional Breach or as a result of gross negligence or fraud) of this Agreement or any other Termination Event relating to Provident's performance under this Agreement, (ii) any Material Change, or (iii) any other occurrence relating to Provident's performance of services under this Agreement. The rights and remedies available to HPS pursuant to Part 14 of this Agreement shall be the sole rights and remedies available to HPS with respect to any losses, costs, claims, damages, or attorneys' fees arising out of this Agreement. Notwithstanding the foregoing, HPS does not waive its rights to pursue the remedies available to it in law or equity for an intentional Breach of this Agreement by Provident, gross negligence, or proven fraud. Notwithstanding the foregoing, in the event the Agreement is terminated for any reason other than as provided in Section 17.12 hereof during the first forty-eight (48) months of the term hereof, Provident agrees to pay HPS the sum of all remaining Base Service Fee payments (identified in Exhibit B) through the end of the sixty month term hereof and shall reimburse HPS for all direct costs incurred by HPS in connection with its effort to undertake the business contemplated hereby on a pro rated basis. HPS shall have the right to receive such payments in all events and shall be able to pursue any and all remedies available with respect thereto. Direct costs shall be formally communicated by HPS in writing within six (6) months of the Effective Date, for purposes of calculating pro-rata costs over the sixty (60) month term of this Agreement.

        17.10 TRANSITION. Notwithstanding the inherent implied duty of good faith of the Parties with respect to this Agreement, HPS and Provident agree that they will cooperate and assist each other upon termination of this Agreement for any reason to the degree possible consistent with the intent of this Agreement.

        17.11 POST TERMINATION. In the event Provident requires HPS' continued service for a period of six (6) months after the effective date of termination of this Agreement for any reason other than a termination by Provident pursuant to Section 17.3 hereof, Provident shall pay HPS no greater than $6 per claim incurred before but administered by HPS after such termination date, to the extent requested by Provident.

        17.12 RECAPTURE; RETURN. Notwithstanding any provision to the contrary in this Agreement:

                      (a) Provident shall have the right to recapture from HPS the administrative services of the Program to be performed by HPS hereunder, and upon the completion thereof to terminate this Agreement. In the event that Provident desires to exercise the rights granted hereunder, it shall give six
(6) months' written notice thereof to HPS. Upon the termination of this Agreement as herein provided, Provident shall pay to HPS an amount equal to (i) Base Service Fee payments for the remainder of the initial term of the Agreement as set forth in Exhibit "B", in a lump sum, and (ii) a Recapture/Return Fee.

                      (b) HPS shall have the right to cease providing the administrative services of the Program and return the administrative services of the Program to Provident, and upon the transition thereof, to terminate this Agreement. In the event that HPS desires to exercise the rights granted hereunder, it shall give six (6) months' written notice to Provident. Upon the termination of this Agreement as herein provided, HPS shall pay to Provident a Recapture/Return Fee. In which event, Provident shall pay the Base Service Fee payments for the remainder of the initial term of the Agreement as set forth in Exhibit "B".


                                     PART 18

                            MISCELLANEOUS PROVISIONS

        18.1 IDENTIFICATION OF SERVICES. HPS shall use its best efforts to perform, whenever possible, the administrative services hereunder on behalf of Provident under the name of Provident such that Provident's Agents, policyholders, insureds, Enrollees, and providers shall maintain identification with Provident and shall not be provided with any identification to HPS or any of its subcontractors.

        18.2 GUARANTEE BY HPC. As an inducement to Provident to enter into this Agreement, HPC guarantees the prompt and timely performance by HPS of the obligations of HPS as set forth in this Agreement.


        18.3 MODIFICATION; WAIVERS. No modification, amendment or waiver of this Agreement, or any part of it, shall be valid unless in writing, signed by the Party sought to be charged therewith. No waiver of any Breach or condition of this Agreement shall be deemed to be a waiver of any subsequent Breach or condition, whether of like or different nature.

        18.4 GOVERNING LAW. This Agreement shall be subject to and construed under the laws of the Commonwealth of Pennsylvania (but not including the choice of law rules thereof). The parties hereto agree to consent to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania located in Montgomery County, Pennsylvania, and of the United States District Court for the Eastern District of Pennsylvania, and agree that all disputes between the parties shall be litigated only therein.

        18.5 REFERENCES AND SECTION HEADINGS. Any reference to the singular shall include reference to the plural, and vice versa. Part and section headings are intended for the purpose of description only and shall not be used for purposes of interpretation of this Agreement.

        18.6 SEVERABILITY. In the event any court of competent jurisdiction holds that a particular provision or requirement of this Agreement is in violation of any Applicable Law, such provision or requirement shall be enforced only to the extent it is not in violation of such Applicable Law or is not otherwise unenforceable, and all other provisions and requirements of this Agreement shall remain in full force and effect.

        18.7 NOTICES. Any notice, demand or other document required or permitted to be delivered hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (ii) delivered in person, by reputable delivery service, (iii) sent by telegram, or (iii) transmitted by facsimile, and shall be addressed to the recipient Party at the address indicated below, or at such other address as such party shall indicate in a notice to the other Party sent in accordance with this
Section 18.7:

                      (a)   If to HPS:

                                          HealthPlan Services, Inc.
                                          Attention: Phillip S. Dingle
                                          Senior Vice President & Chief Counsel

                              If Delivered By Hand:

                                            3501 Frontage Road
                                            Tampa, FL 33607

                              If Delivered By U.S. Mail:

                                            P.O. Box 30098
                                            Tampa, FL 33630-3098


                              If Delivered By Fax:

                                            813/287-6629

                      (b)     If to Provident:

                              If Delivered By Hand or By U.S. Mail:

                                     James O. Bowles, President and Chief
                                     Operating Officer
                                     Provident Indemnity Life Insurance Company
                                     2500 DeKalb Pike
                                     Norristown, PA 19404-0511

                              If Delivered By Fax:

                                     610/279-1486

                      (c)      With a copy to:

                                     M.F. Beausang, Jr., Esq.
                                     Butera, Beausang, Cohen & Brennan
                                     630 Freedom Business Center
                                     Suite 212
                                     King of Prussia, PA 19406-1331

Each notice, demand or other document that is delivered in the manner described above shall be deemed to be sufficiently delivered, given, served, sent, provided, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, delivery receipt, affidavit of messenger or, with respect to a facsimile transmission, the answerback being conclusive, but not exclusive, evidence of such delivery), or at such time as delivery is refused upon presentation.

        18.8 ENTIRE AGREEMENT. This Agreement and the attached Exhibits and Appendices hereto contains the whole of the understanding between the Parties hereto relating in any manner of its subject matter, and any representation, warranty, covenant, understanding or agreement not contained or incorporated in it by reference shall be of no force or effect. As of the Effective Date, this Agreement supersedes all prior proposals, discussions, writings, and agreements between any of the parties to this Agreement relating the subject matter hereof.

        18.9 BINDING AGREEMENT: ASSIGNMENT. This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their permitted assigns. Neither this Agreement nor any other rights, interests, or obligations hereunder my be assigned by either Party without the prior written consent of the other Party hereto, which consent will not be unreasonably withheld. Any assignment in violation of this Agreement shall be void and to no effect. Notwithstanding the foregoing, upon sixty (60) days' prior written notice to such effect, HPS may assign its rights and obligations hereunder to a Corporate Affiliate.

        18.10 THIRD PARTY BENEFICIARIES. This Agreement shall not, and is not intended to, confer upon any party, other than the Parties hereto and their successors and permitted assigns, any rights, remedies, obligations or liabilities, except as expressly provided herein.

        18.11 FORCE MAJEURE. Neither Party shall be liable for any delay or failure to perform its obligations under this Agreement arising out of a cause beyond its control or without its fault or negligence. Such causes may include, but are not limited to, fires, floods, and natural disasters.

        18.12 SURVIVAL. Each applicable provision of Section 2.10, Part 5 (for payments owed to Provident hereunder) Part 6, Part 8, Parts 14 through 16, and Sections 17.8, 17.9, 17.10 and 17.12 of this Agreement, as well as any other provision applicable to the implementation of such provisions, shall survive termination of this Agreement for any reason, and for a period of one (1) year thereafter, unless by its terms it is no longer applicable.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date set forth hereunder.


                                             HEALTHPLAN SERVICES, INC.



Dated:     10/16/97                          By:   /s/ TIMOTHY T. CLIFFORD
      ------------------                        --------------------------------

                                                     Timothy T. Clifford
                                                     Chief Operating Officer,
                                                     Small Group Business


                                            HEALTHPLAN SERVICES
                                               CORPORATION



Dated:     10/16/97                         By:    /s/ TIMOTHY T. CLIFFORD
      ------------------                        --------------------------------
                                                    Timothy T. Clifford
                                                    Chief Operating Officer,
                                                    Small Group Business


                                            PROVIDENT INDEMNITY LIFE
                                            INSURANCE COMPANY


Dated:     10/16/97                         By:    /s/ JAMES O. BOWLES
      ------------------                        --------------------------------
                                                   James O. Bowles, President
                                                   and Chief Operating Officer


                                            PROVIDENT AMERICAN LIFE AND
                                            HEALTH INSURANCE COMPANY


Dated:     10/16/97                         By:    /s/ JAMES O. BOWLES
      ------------------                        --------------------------------
                                                   James O. Bowles, President
                                                   and Chief Operating Officer

                                LIST OF EXHIBITS

EXHIBIT A      GROUP POLICIES
EXHIBIT B      TREATY
EXHIBIT C      HEALTHPLAN SERVICES CASH HANDLING AND FINANCIAL SETTLEMENT
               PROCEDURES
EXHIBIT D      MASTER BROKER AGREEMENTS
EXHIBIT E      RELEVENT MARKETS


As required by applicable law, the Company will furnish supplementally any omitted Exhibit or Schedule upon request.